UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2010

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 30, 2010, Nexxus Lighting, Inc. (the “Company”) announced that Brian McCann has resigned from the Board of Directors of the Company effective April 1, 2010. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(b).

(d) On March 30, 2010, the Company announced that the Board of Directors elected Brian J. Scott to serve as a member of the Board of Directors of the Company effective April 1, 2010. Mr. Scott was elected to fill the vacancy on the Board of Directors created by the resignation of Mr. McCann. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(d).

There are no arrangements or understandings between Mr. Scott and any other persons pursuant to which Mr. Scott was selected as a director.

In connection with joining the Company’s Board of Directors, effective April 1, 2010 Mr. Scott will be entitled to stock options to purchase 6,000 shares of the Company’s common stock at an exercise price equal to the closing price of such stock on April 1, 2010. The options shall have a term of ten years from the date of grant and, provided that Mr. Scott is serving as a member of the Company’s Board of Directors on the applicable vesting date, vest 50% six months after the date of grant and 50% one year after the date of grant. Mr. Scott will also enter into a standard indemnification agreement with the Company.

There were no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant, and in which Mr. Scott or any member of his immediate family has or is to have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure.

Mr. Scott is the General Manager for Microsoft’s Health & Life Sciences business in the United States. Prior to assuming his current role, Mr. Scott was Vice President of Worldwide Industry for Microsoft’s Enterprise and Partner Group. Before joining Microsoft, in April 2007 he served as Vice President of Industry Strategy and Sales for Dassault Systèmes Americas — a Microsoft global technology solutions partner in product lifecycle management software solutions. Before joining Dassault, Mr. Scott spent five years with Microsoft, serving as Vice President and General Manager of Microsoft’s U.S. efforts in the retail, hospitality and professional services industries. Prior to joining Microsoft in November 2001, Mr. Scott spent 18 years with IBM. Mr. Scott received a Bachelor of Science in business administration from Virginia Commonwealth University and is a veteran of the United States Marine Corps Reserve.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in Items 7.01 and 9.01 of this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2010	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 30, 2010